Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747

[UBS LOGO]                      Subject to Completion: PROSPECTUS SUPPLEMENT
                                (To Prospectus dated March 27, 2006)
                                Preliminary Prospectus Supplement dated
                                December 18, 2006

UBS AG 5-Year Performance Securities
UBS AG $__ SECURITIES LINKED TO A BASKET OF TWO iSHARES(R) DUE ON OR ABOUT DECEMBER __, 2011

Issuer (Booking Branch):        UBS AG (Jersey Branch)

Term; Maturity Date:            5 years (we currently expect the Securities to
                                mature on December __, 2011)

No Interest Payments:           We will not pay you interest during the term of
                                the Securities.

Basket: The Basket (the "Basket") will be composed of two iShares(R) exchange traded funds (each, a "Basket Fund"). The Basket Funds and their relative weight in the Basket are as follows:

                                BASKET FUNDS                            WEIGHTS
                                -----------------------------------------------
                                iShares(R) Dow Jones Select Dividend
                                  Index Fund (the "DJ Select Fund") ......  75%
                                iShares(R) MSCI EAFE Index Fund
                                  (the "EAFE Fund") ......................  25%

                                The DJ Select Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Select Dividend Index (the "DJ Select Index"). The EAFE Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australian and Far Eastern markets, as measured by the MSCI EAFE Index (the "EAFE Index").

                                The investment adviser for both Basket Funds is Barclays Global Fund Advisors ("BGFA" or the "Investment Adviser").

Payment at Maturity:            At maturity, you will receive a cash payment
                                per $10 principal amount of your Securities equal to the redemption amount.

Redemption Amount:              $10 + ($10 x Participation Rate x Basket Return)

Basket Return:                  Basket Ending Level - Basket Starting Level
                                -------------------------------------------
                                            Basket Starting Level

Participation Rate:             If the Basket Return is positive, the
                                Participation Rate will equal between 145% and 160%.

                                If the Basket Return is negative, the
                                Participation Rate will equal 1.

Basket Starting Level:          100

Basket Ending Level:            The Basket Ending Level will be calculated as
                                follows: 100 x (1 + (75% of the DJ Select Fund
                                Return + 25% of the EAFE Fund Return)).

                                THE RETURN ON EITHER BASKET FUND MAY BE NEGATIVE AND, AS A RESULT, YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

CUSIP Number:                   __

No Listing:                     The Securities will not be listed or displayed
                                on any securities exchange, the Nasdaq Global
                                Market System or any electronic communications network.

To help investors identify appropriate structured investment products ("Structured Products"), UBSorganizes its Structured Products into four categories:Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The securities offered hereby are classified byUBS as a Performance Solution for this purpose. For a more detailed description of each of the four categories, please see "Structured Product Categorization" on page S-3.

SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR RISKS RELATED TO AN INVESTMENT IN THE SECURITIES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Security ......          100%             1.2%             98.8%
Total .............

UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated December __, 2006

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Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE SECURITIES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES. THE INFORMATION IN THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE SECURITIES?

The UBS AG 5-Year Performance Securities (the "Securities") are medium-term notes issued by UBS, whose return is linked to the performance of the Basket (the "Basket"), which in turn is based on the performance of two iShares(R) exchange traded funds (each, a "Basket Fund"). The Securities offer a participation in any appreciation of the Basket between 1.45 and 1.60 times the Basket Return, and full exposure to any decline of the Basket.

The Basket Funds and their relative weight are set forth below:

          BASKET FUNDS                                              WEIGHTS
          -----------------------------------------------------------------
          iShares(R) Dow Jones Select Dividend Index Fund
            (the "DJ Select Fund") .................................    75%
          iShares(R) MSCI EAFE Index Fund (the "EAFE Fund") ........    25%

The relative weights of the Basket Funds will not change over the term of the Securities.

The DJ Select Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones U.S. Select Dividend Index (the "DJ Select Index"). The DJ Select Index is an index of dividend paying stocks that is compiled by Dow Jones & Company. Eligible stocks have a non-negative five-year dividend-per-share growth rate, a five-year dividend payout ratio less than or equal to 60%, and a 3-month average daily trading volume of 200,000 shares. Components to the DJ Select Index are selected from the universe of eligible stocks based on their rankings by indicated annualized yield. The DJ Select Index includes 100 stocks, weighted by their indicated annual dividends. The DJ Select Index is reported on Bloomberg L.P. under the ticker symbol "DVY".

The EAFE Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australian and Far Eastern Markets, as measured by the MSCI EAFE Index (the "EAFE Index"). The EAFE Index was developed by Morgan Stanley Capital International Inc. ("MSCI") as an equity benchmark for international stock performance. It is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization of the above-referenced markets. The EAFE Fund Index is reported on Bloomberg L.P. under the ticker symbol "EFA".

Dow Jones & Company and MSCI are referred to herein together as the "Index Sponsors." Each of the DJ Select Index and the EAFE Index is referred to herein as an "Underlying Index" and together, they are the "Underlying Indices."

For further information concerning the Basket Funds, see "Information About the Basket Funds" beginning on page S-14.

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                                                                             S-1
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WHAT IS YOUR PAYMENT AT MATURITY?

At maturity, you will receive a cash payment per $10 principal amount of your Securities equal to the redemption amount, which will be calculated on December __, 2011 (the "final valuation date") and based on the Basket Return.

The redemption amount will equal:

                $10 + ($10 x Participation Rate x Basket Return)

If the Basket Return is positive, the Participation Rate will equal between 1.45 and 1.60. If the Basket Return is negative, the Participation Rate will equal 1.

The "Basket Return," which may be positive or negative, will be calculated as follows:

                   Basket Ending Level - Basket Starting Level
                   -------------------------------------------
                              Basket Starting Level

where the "Basket Starting Level" is 100 and the "Basket Ending Level" is calculated on the final valuation date as follows:

  100 x (1 + (75% of the DJ Select Fund Return + 25% of the EAFE Fund Return)).

The return on each Basket Fund over the term of the Securities will be based on the appreciation or depreciation in the level of the respective Basket Fund on a date we currently expect to be December __, 2006 (the "trade date") relative to the final valuation date.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity.

THE SECURITIES ARE FULLY EXPOSED TO ANY DECLINE OF THE BASKET. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

For a further description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" beginning on page S-20.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Securities provide the opportunity to participate in the potential increase in the appreciation of the Basket from the trade date relative to the final valuation date. You will receive a multiple of between 1.45 and 1.60 times any Basket gains at maturity.

SELECTED RISK CONSIDERATIONS

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-8.

> YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Securities are fully exposed to any decline of the Basket. You will lose all or part of your investment if the Basket Ending Level is below the Basket Starting Level.

> MARKET RISK--The return on the Securities, which may be positive or negative, is linked to the performance of the Basket Funds, and will depend on whether, and the extent to which, the Basket Return is positive or negative.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on either of the DJ Select Fund or the EAFE Fund or the securities in which these exchange traded funds invest (the "Fund Constituent Stocks").

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S-2

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>    INDIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--Because the
     Fund Constituent Stocks held by the EAFE Fund are traded in currencies other than U.S. dollars, fluctuations in foreign exchange values may adversely effect the Basket Return and the value of your Securities.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE SECURITIES--The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.

THE SECURITIES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to accept the risk that you may lose some or all of your investment if the Basket Ending Level is below the Basket Starting Level.

> You seek an investment with a return linked to the performance of the Basket Funds.

>    You do not seek current income or dividends from this investment.

>    You are willing to hold the Securities to maturity.

> You are willing to invest in the Securities based on the range indicated for the Participation Rate (the actual Participation Rate will be set on the trade date).

THE SECURITIES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You are not willing to accept the risk that you may lose some or all of your principal.

> You believe the level of the Basket or the levels of one or both of the Basket Funds will decline during the term of the Securities.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income or dividends from your investment.

>    You seek an investment for which there will be an active secondary market.

STRUCTURED PRODUCT CATEGORIZATION

To help investors identify appropriate Structured Products, UBSorganizes its Structured Products, including the securities offered hereby, into four categories:Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions.The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

     Protection Solutions are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.

     Optimization Solutions are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

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                                                                             S-3

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     Performance Solutions are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

     Leverage Solutions are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

"Buffer protection", if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose more than 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Partial protection", if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Contingent protection", if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price of the asset does decline below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price of the underlying asset. In order to benefit from any of principal protection investors must hold the Security until maturity.

Classification of Structured Products into categories is not intended to guarantee particular results of performance.

WHAT ARE THE TAX CONSEQUENCES OF THE SECURITIES?

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. SOME OF THESE TAX CONSEQUENCES ARE SUMMARIZED BELOW, BUT WE URGE YOU TO READ THE MORE DETAILED DISCUSSION IN "SUPPLEMENTAL U.S. TAX CONSIDERATIONS" ON PAGE S-28 AND DISCUSS THE TAX CONSEQUENCES OF YOUR PARTICULAR SITUATION WITH YOUR TAX ADVISOR.

In the opinion of our counsel, Sullivan & Cromwell LLP, your Securities should be treated as a pre-paid cash-settled forward contract with respect to the Basket. The terms of your Securities require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you should generally recognize capital gain or loss upon the maturity of your Securities (or upon your sale, exchange or other disposition of your Securities prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss generally should be long-term capital gain or loss if you held your Securities for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, see "Supplemental U.S. Tax Considerations" on page S-28.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.


STEP 1: CALCULATE THE DJ SELECT FUND RETURN AND THE EAFE FUND RETURN

The "DJ Select Fund Return" is calculated based on the closing level of the DJ Select Fund on the trade date relative to the final valuation date and is calculated as follows:

              DJ Select Fund Return = DJ Select Fund Ending Level -
                                      DJ Select Fund Starting Level
                                      -----------------------------
                                      DJ Select Fund Starting Level

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S-4

--------------------------------------------------------------------------------

where the DJ Select Fund Starting Level is __ and the DJ Select Fund Ending Level will be the closing level of the DJ Select Fund on the final valuation date.

The "EAFE Fund Return" is calculated based on the closing level of the EAFE Fund on the trade date relative to the final valuation date and is calculated as follows:

      EAFE Fund Return = EAFE Fund Ending Level - EAFE Fund Starting Level
                         -------------------------------------------------
                                     EAFE Fund Starting Level

where the EAFE Fund Starting Level is __ and the EAFE Fund Ending Level will be the closing level of the EAFE Fund on the final valuation date.


STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket Ending Level will be calculated as follows:

  100 x (1 + (75% of the DJ Select Fund Return + 25% of the EAFE Fund Return))


STEP 3: CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                      Basket Starting Level

The Basket Starting Level is 100.


STEP 4: CALCULATE PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Basket Return.

If the Basket Return is positive, you will receive your principal plus an additional payment equal to between 145% and 160% times the Basket Return. In this case, the payment at maturity will be calculated as follows:

               $10 + ($10 x (Participation Rate x Basket Return))

If the Basket Return is negative, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) that the Basket Return is below 0%. For example, a Basket Return of -10% will result in a 10% loss of principal. In this case, the payment at maturity will calculated as follows:

                           $10 + ($10 x Basket Return)

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                                                                             S-5
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HOW DO THE SECURITIES PERFORM AT MATURITY?

HYPOTHETICAL EXAMPLES

ASSUMPTIONS

Principal amount of the Securities:  $10

Term:                                5 Years

Basket: The Securities are linked to the performance of a Basket (the "Basket") of two iShares(R) exchange traded funds, 75% of which is composed of the DJ Select Fund and 25% of which is composed of the EAFE Fund.

Basket Starting Level:               100

Basket Return:                       Basket Ending Level - Basket Starting Level
                                     -------------------------------------------
                                                Basket Starting Level

Participation Rate:                  In the following examples, if the Basket
                                     Return is positive, the Participation Rate will equal 1.52 (the actual Participation
                                     Rate will be set on the trade date). If the Basket Return is negative, the
                                     Participation Rate will equal 1.


EXAMPLE 1 - THE BASKET ENDING LEVEL IS 140 ON THE FINAL VALUATION DATE, A 40%
            INCREASE FROM THE BASKET STARTING LEVEL OF 100.

            Basket Return:         (140 - 100)/100
                                     = 40%

            Redemption Amount:     $10 + [$10 x (Participation Rate x
                                                 Basket Return)]
                                   $10 + [$10 x (1.52 x 40%)]
                                   = $16.08

            A 40% increase in the Basket Ending Level would result in a redemption amount of $16.08, representing a 61% total return on the Securities.


EXAMPLE 2 - THE BASKET ENDING LEVEL IS 60 ON THE FINAL VALUATION DATE, A -40%
            DECREASE FROM THE BASKET STARTING LEVEL OF 100.

            Basket Return:         (60 - 100)/100
                                   = -40%

            Redemption Amount:     $10 + [$10 x (Participation Rate x
                                                 Basket Return)]
                                   $10 + [$10 x (1 x -40%)]
                                   = $6.00

            A 40% decrease in the Basket Ending Level would result in a redemption amount of $6.00, representing a -40% total return (loss) on the Securities.

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S-6
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HYPOTHETICAL PERFORMANCE OF THE SECURITIES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Securities compared to an investment, 75% of which is composed of the DJ Select Fund and 25% of which is composed of the EAFE Fund.

--------------------------------------------------------------------------------
ASSUMPTIONS:
--------------------------------------------------------------------------------
Principal Amount:           $10

Term:                       5 Years

Basket Starting Level:      100

Participation               Rate: In the following examples, if the Basket
                            Return is positive, the ParticipationRate will equal
                            1.52 (the actual Participation Rate will be set on
                            the trade date). If the Basket Return is negative,
                            the Participation Rate will equal 1.
--------------------------------------------------------------------------------

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   ---------------------------------   -------------------------------------
       PERFORMANCE OF THE BASKET           PERFORMANCE OF THE SECURITIES

        BASKET            BASKET          SECURITIES PAYMENT  SECURITIES
     ENDING LEVEL         RETURN*             AT MATURITY       RETURN*
   ---------------------------------   -------------------------------------
          200             100.0%                $25.20          152.0%
          190              90.0%                $23.68          136.8%
   ---------------------------------   -------------------------------------
          180              80.0%                $22.16          121.6%
          160              60.0%                $19.12           91.2%
          140              40.0%                $16.08           60.8%
          120              20.0%                $13.04           30.4%
          110              10.0%                $11.52           15.2%
   ---------------------------------   -------------------------------------
          100               0.0%                $10.00           0.0%
   ---------------------------------   -------------------------------------
           95              -5.0%                $10.00           0.0%
           90             -10.0%                $10.00           0.0%
           80             -20.0%                $ 9.00          -10.0%
           70             -30.0%                $ 8.00          -20.0%
           60             -40.0%                $ 7.00          -30.0%
           50             -50.0%                $ 6.00          -40.0%
           20             -80.0%                $ 3.00          -70.0%
            0            -100.0%                $ 1.00          -90.0%
   ---------------------------------   -------------------------------------
*Percentages have been rounded for ease of analysis
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                               [GRAPHIC OMITTED]



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                                                                             S-7
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Risk Factors

YOUR INVESTMENT IN THE SECURITIES WILL INVOLVE RISKS. THE SECURITIES ARE NOT SECURED DEBT AND ARE RISKIER THAN ORDINARY UNSECURED DEBT SECURITIES. UNLIKE ORDINARY DEBT SECURITIES, YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT YOU INVEST. THE RETURN ON THE SECURITIES IS LINKED TO THE PERFORMANCE OF THE ISHARES(R) DOW JONES SELECT DIVIDEND INDEX FUND (THE "DJ SELECT FUND") AND THE ISHARES(R) MSCI EAFE INDEX FUND (THE "EAFE FUND", AND TOGETHER WITH THE DJ SELECT FUND, THE "BASKET FUNDS"). INVESTING IN THE SECURITIES IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE BASKET FUNDS. THIS SECTION DESCRIBES THE MOST SIGNIFICANT RISKS RELATING TO AN INVESTMENT IN THE SECURITIES. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE SECURITIES.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or a fixed amount at maturity. We will pay you at maturity the redemption amount per $10 principal amount of your Securities, which will depend on the levels of the Basket Funds on the trade date relative to the final valuation date. Because the levels of the Basket Funds are subject to market fluctuations, the amount of cash you receive at maturity may be more or less than your principal amount. If the Basket Return is negative, you will lose some or all of your investment. See "Specific Terms of the Securities" beginning on page S-20.

THE BASKET IS COMPOSED OF THE TWO BASKET FUNDS; ANY POSITIVE RETURN IN ONE BASKET FUND MAY BE OFFSET BY A NEGATIVE RETURN IN THE OTHER BASKET FUND.

The Securities are linked to the performance of a Basket, 75% of which is composed of the DJ Select Fund and 25% of which is composed of the EAFE Fund. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Fund on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in one Basket Fund may be offset by a negative return in the other Basket Fund resulting in a negative Basket Return. For example, a 10% EAFE Fund Return would be completely offset by a -10% DJ Select Fund Return, resulting in a Basket Return of -5% and a corresponding total return on the Securities of -5% (I.E., you would lose a portion of your principal).

OWNING THE SECURITIES IS NOT THE SAME AS OWNING THE FUND CONSTITUENT STOCKS.

The return on your Securities may not reflect the return you would realize if you actually owned the Fund Constituent Stocks. This is the case because the level of the Basket Funds are calculated in part by reference to the prices of the Fund Constituent Stocks without taking into consideration the value of dividends paid on those stocks. In addition, the Securities are linked to the market value of the Basket Funds, which reflects the fees and expenses of the respective Basket Funds, as well as possible variances between the market value and the net asset value of the Basket Funds. Even if the value of the Basket appreciates during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of each Basket Fund to increase while the market value of the Securities declines.

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE SECURITIES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of BGFA, as the Investment Adviser to each of the Basket Funds, in connection with (among other things) the calculation of the Basket Funds' net asset value, additions, deletions or substitutions of securities in the Basket Funds and the manner in which changes affecting the DJ Select Index and the EAFE Index are reflected in the respective Basket Funds, could affect the market price of shares of the Basket Funds and therefore the amount payable on your Securities on the maturity date. Moreover, changes to these policies by the Investment Adviser could also affect the market price of Basket Fund shares and thereby the amount payable on the Securities at maturity.

RISK FACTORS
--------------------------------------------------------------------------------


THE MARKET VALUE OF THE SECURITIES MAY BE INFLUENCED BY MANY UNPREDICTABLE FACTORS, INCLUDING VOLATILE EQUITIES PRICES.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the levels of the Basket Funds on any day will affect the market value of the Securities more than any other factor. Other factors referenced below that may influence the market value of the Securities include:

> the volatility of each Basket Fund (I.E., the frequency and magnitude of changes in the level of each Basket Fund and the corresponding Underlying Index);

>    the market prices of the Fund Constituent Stocks;

> the composition of each Basket Fund and changes to its Fund Constituent Stocks or its Underlying Index;

> the dividend rate paid on Fund Constituent Stocks (while not paid to the holders of the Securities, dividend payments on Fund Constituent Stocks may influence the market price of Fund Constituent Stocks and the level of each Basket Fund, and therefore affect the market value of the Securities);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Fund Constituent Stocks of the EAFE Fund are denominated;

> interest rates in the U.S. market and in each market related to the Fund Constituent Stocks;

>    the time remaining to the maturity of the Securities;

> supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, judicial or other events that affect the levels of the Basket Funds or their respective underlying Indices, or the market price of the Fund Constituent Stocks, or that affect stock markets generally; and

>    the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

HISTORICAL PERFORMANCE OF THE BASKET FUNDS SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET FUNDS DURING THE TERM OF THE SECURITIES.

The trading prices of the Fund Constituent Stocks will determine the level of each Basket Fund. The historical performance of each Basket Fund should not be taken as an indication of the future performance of each Basket Fund. As a result, it is impossible to predict whether the level of any Basket Fund will rise or fall. Trading prices of the Fund Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Fund Constituent Stocks discussed above.

THE BASKET RETURN FOR THE SECURITIES WILL BE EXPOSED TO FLUCTUATIONS IN EXCHANGE RATES THAT MIGHT AFFECT THE LEVEL OF THE EAFE FUND.

Because all of the Fund Constituent Stocks of the EAFE Fund are traded in currencies other than U.S. dollars, and the Securities are denominated in U.S. dollars, the amount payable on the Securities at maturity will be exposed to fluctuations in the exchange rate between the U.S. dollar and each of the currencies upon which Fund Constituent Stocks of the EAFE Fund are denominated. These changes in exchange rates may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Securities. The amount we pay in respect of the Securities on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Securities--Payment at Maturity" beginning on page S-20.

RISK FACTORS
--------------------------------------------------------------------------------


THE FORMULA FOR DETERMINING THE REDEMPTION AMOUNT DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE BASKET FUNDS.

Changes in the level of the Basket Funds during the term of the Securities before the final valuation date will not be reflected in the calculation of the redemption amount payable, if any, at maturity. The calculation agent will calculate the redemption amount by comparing only the level of eachBasket Fund on the trade date and the level of each Basket Fund on the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if a particular Basket Fund has risen at certain times during the term of the Securities before falling to a level below its starting level on the final valuation date.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE SECURITIES OR DIVIDEND PAYMENTS OR OTHER DISTRIBUTIONS ON THE FUND CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE FUND CONSTITUENT STOCKS OR EITHER OF THE BASKET FUNDS.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the Fund Constituent Stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the Fund Constituent Stocks may have.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE SECURITIES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend to make a market for the Securities, although they are not required to do so and may stop making a market in the Securities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you.

As a result, if you sell your Securities before maturity, you may have to do so at a discount from the issue price and you may suffer losses.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE FUND CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE FUND CONSTITUENT STOCKS OR ONE OR BOTH OF THE BASKET FUNDS, OR ONE OR BOTH OF THE UNDERLYING INDICES, MAY IMPAIR THE MARKET VALUE OF THE SECURITIES.

As described below under "Use of Proceeds and Hedging" on page S-26, we or one or more affiliates may hedge our obligations under the Securities by purchasing the Fund Constituent Stocks, futures or options on the Fund Constituent Stocks or one or more of the Basket Funds or Underlying Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Fund Constituent Stocks or one or more of the Basket Funds or Underlying Indices, and we may adjust these hedges by, among other things, purchasing or selling shares of one or both of the Basket Funds or the Fund Constituent Stocks, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Basket Funds or the Fund Constituent Stocks and the level of one or more of the Underlying Indices and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

RISK FACTORS
--------------------------------------------------------------------------------


We or one or more of our affiliates may also engage in trading in the Fund Constituent Stocks and other investments relating to the Fund Constituent Stocks or one or both of the Basket Funds on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block trades. Any of these activities could adversely affect the market price of the Fund Constituent Stocks, and the level of one or more of the Underlying Indices and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Fund Constituent Stocks or one or more Basket Funds. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Fund Constituent Stocks and one or more Basket Funds or Underlying Indices that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders' interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of one or more Basket Funds, could be adverse to the interests of the holders of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Fund Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market prices of the Fund Constituent Stocks and the levels of the Basket Funds and, therefore, the market value of the Securities.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE UNDERLYING ASSETS, INDEX OR INDICES TO WHICH THE SECURITIES ARE LINKED OR THE MARKET VALUE OF THE SECURITIES.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that calls into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying assets, index or indices to which the Securities are linked.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS OR THE INVESTMENT ADVISER AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors or the Investment Adviser in any way and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Underlying Index. If an Index Sponsor discontinues or suspends the calculation of their respective Underlying Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity. The calculation agent may designate a successor fund for inclusion in the Basket, selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor fund comparable to the particular Basket Fund exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Securities--Market Disruption Event"

RISK FACTORS
--------------------------------------------------------------------------------


on page S-22 and "Specific Terms of the Securities--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-24. Neither the Investment Adviser nor any of the Index Sponsors are involved in the offer of the Securities in any way and they have no obligation to consider your interest as an owner of Securities in taking any actions that might affect the Basket Funds or the value of your Securities.

We have derived the information about the Index Sponsor, the Investment Advisor and each Basket Fund in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Funds, the Investment Advisor or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Securities, should make your own investigation into the Basket Funds, the Investment Advisor and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Securities--Role of Calculation Agent" on page S-25. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting a Basket Fund has occurred or is continuing on the day when the calculation agent will determine the ending level for a particular Basket Fund. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE BASKET ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date in respect of one or more Basket Funds. If such a postponement occurs, then the calculation agent will instead use the closing level of the particular Basket Fund on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final valuation date. If a market disruption event occurs or is occurring on the last possible final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Securities--Market Disruption Event" on page S-22.

AN INVESTMENT IN THE SECURITIES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Fund Constituent Stocks held by the EAFE Fund have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

RISK FACTORS
--------------------------------------------------------------------------------


Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE SECURITIES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Securities?" in the summary section on page S-4, "Supplemental U.S. Tax Considerations" on page S-28, and the section "U.S. Tax Considerations" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

--------------------------------------------------------------------------------


Information About the Basket Funds

We have derived all information regarding the iShares(R) Dow Jones Select Dividend Index Fund (the "DJ Select Fund") and the iShares(R) MSCI EAFE Index Fund (the "EAFE Fund") contained in this prospectus from publicly available information, without independent verification. The copyright and all rights to the DJ Select Fund and the EAFE Fund belong to the issuer, iShares Trust (the "Issuer"), which has no obligation to continue to list these funds and may de-list them. The copyright and all rights to the Dow Jones Select Dividend Index (the "DJ Select Index") belong to Dow Jones & Company ("Dow Jones"), and the copyright and all rights to the MSCI EAFE Index (the "EAFE Index") belong to Morgan Stanley Capital International Inc. ("MSCI", and together with Dow Jones, the "Index Sponsors"). The Index Sponsors have no obligation to continue to publish, and may discontinue publication of, their respective indices. The information provided herein with respect to the Issuer, the DJ Select Fund, the DJ Select Index, the EAFE Fund, and the EAFE Index reflects the policies of, and is subject to change by, the Issuer and the Index Sponsors. We do not assume any responsibility for the accuracy or completeness of such information.

INFORMATION ABOUT iSHARES GENERALLY

The iShares Trust is a registered investment company that comprises over 80 separate investment portfolios (the "iShares Funds"). Barclays Global Fund Advisors ("BGFA") is the investment adviser to each iShares Fund. The shares of each iShares Fund are listed and traded at market prices on national securities exchanges, such as the New York Stock Exchange.

Each iShares Fund is an "index fund" that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of a particular index (the fund's "Underlying Index"). An index is a group of securities that an index provider, such as the Index Sponsors, selects as representative of a market, market segment or industry sector. The index provider determines the relative weighting of the securities in an index and calculates and publishes information regarding the value of the index. BGFA is not affiliated with either of Dow Jones or MSCI.

Many investment companies are "active" investors that seek to outperform the indices they track. By contrast, BGFA seeks to use a "passive" or indexing approach to try to achieve the investment objective of each iShares Fund. As passive investors, each of the iShares Funds invests at least 90% of its assets in the securities of its Underlying Index or in depositary receipts representing securities in the Underlying Index. The remainder of the fund's assets may be (but need not be) invested in securities that are not included in the Underlying Index, but that BGFA believes will help the iShares Fund track the Underlying Index (for example, to account for corporate actions such as mergers, and other changes to the Underlying Index). Such other securities may include futures contracts, options on futures contracts, options and swaps relating to the Underlying Index, as well as cash and cash equivalents.

REPRESENTATIVE SAMPLING METHODOLOGY

In order to track the performance of an index, a fund could invest in substantially all of the securities represented by that index, which is called "replicating." The iShares Funds, however, utilize a "representative sampling" strategy, meaning that they invest in securities that, in the aggregate, have characteristics similar to those of the relevant Underlying Index, but are not identical to the securities of the Underlying Index. BGFA generally expects that over time, the performance of an iShares Fund and of its Underlying Index will be at least 95% correlated (excluding fees and expenses).

INDUSTRY CONCENTRATION

An iShares Fund will not hold 25% or more of its total assets in a particular industry or group of industries, except to the extent that its Underlying Index is so concentrated. Securities of the U.S.

INFORMATION ABOUT THE BASKET FUNDS
--------------------------------------------------------------------------------


government (and its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their subdivisions do not count toward this limitation.

THE iSHARES(R) DOW JONES SELECT DIVIDEND INDEX FUND

The DJ Select Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the DJ Select Index. The DJ Select Fund's investment objective may be changed without shareholder approval.

The DJ Select Index measures the performance of a group of equity securities issued by companies that have consistently provided relatively high dividend yields. The DJ Select Index comprises one hundred of the highest dividend-yielding securities (excluding REITs) in the Dow Jones U.S. Total Market Index, which is a broad-based index that seeks to represent the total market for U.S. equity securities.

Securities included in the DJ Select Index must have (i) a flat to positive dividend-per-share growth rate for each of the last five years; (ii) an average five-year dividend payout ratio of 60% or less; and (iii) a minimum three-month average trading volume of 200,000 shares a day. "Dividend payout ratio" reflects the percentage of a company's earnings paid out as dividends. A company with a lower dividend payout ratio has more earnings to support dividends, and adjustments or changes in the level of earnings are therefore less likely to significantly affect the level of dividends paid. Positive dividend growth rate is intended as a measure of dividend consistency, since it provides some indication of a company's ability to continue to pay dividends.

A significant percentage of constituents included in the DJ Select Index may comprise securities of companies concentrated in a single industry or sector. To the extent the DJ Select Index is concentrated in a particular industry or sector, the DJ Select Fund may be more susceptible to any single economic, market, political or regulatory occurrence affecting that industry or group of industries.

The DJ Select Index is reconstituted annually.

COMPOSITION AND HISTORICAL PERFORMANCE OF THE DJ SELECT FUND

As of December 13, 2006, the top nine industry sectors in which the DJ Select Fund had invested, and its top ten security holdings by company, were as follows:

INFORMATION ABOUT THE BASKET FUNDS
--------------------------------------------------------------------------------

                 iSHARES(R) DOW JONES SELECT DIVIDEND INDEX FUND

             SECTOR BREAKDOWN AS OF 12/13/06                          TOP 10 HOLDINGS AS OF 12/13/06
1   Financial ...................................  38.97%  1  Altria Group Inc .............................  2.55%
2   Utilities ...................................  20.93%  2  Kinder Morgan Inc ............................  2.34%
3   Consumer, Non-Cyclical ......................  15.63%  3  Entergy Corp .................................  1.96%
4   Energy ......................................   7.11%  4  General Motors Corp ..........................  1.82%
5   Basic Materials .............................   6.85%  5  SunTrust Banks Inc ...........................  1.73%
6   Consumer, Cyclical ..........................   4.73%  6  Pinnacle West Capital Corp ...................  1.62%
7   Industrial ..................................   3.55%  7  Wells Fargo & Co .............................  1.59%
8   Communications ..............................   1.28%  8  PNC Financial Services Group Inc .............  1.58%
9   Technology ..................................   0.95%  9  Bank of America Corp .........................  1.57%
    Total                                         100.00%  10 DTE Energy Co ................................  1.57%

Source: Bloomberg L.P.

Since its inception, the DJ Select Fund has experienced significant fluctuations in value. Any historical upward or downward trend in the value of the DJ Select Fund during any period shown below is not an indication that the value of the DJ Select Fund is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the DJ Select Fund do not give any indication of the future performance of the DJ Select Fund. UBS cannot make any assurance that the future performance of the DJ Select Fund or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the DJ Select Fund as of December 13, 2006 was 70.74. The actual DJ Select Fund starting level will be the closing level of the DJ Select Fund on the trade date.

The following graph sets forth the historical performance of the DJ Select Fund from January 30, 2004 through December 13, 2006. As noted in the Risk Factors section above, the level of the DJ Select Fund is influenced by, among other things, the expenses of the DJ Select Fund, which are not reflected in the DJ Select Index. The DJ Select Fund's expense ratio for 2005 was 0.40%. The historical performance of the Fund is not an indication of the future performance of the Fund.

  [THE FOLLOWING DATA POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT.]

           2004         54.73
                        56.58
                        55.29
                        53.75
                        54.81
                        55.65
                        55.08
                        56.85
                         57.4
                        58.32
                        61.03
                         61.4
           2005         59.54
                        61.05
                        59.95
                        59.55
                         61.3
                        61.73
                        63.97
                        62.92
                        62.28
                        61.25
                         62.1
                        61.26
           2006         62.32
                        63.34
                         62.7
                           64
                        63.11
                        63.06
                        65.15
                        65.89
                        66.43
                        68.65
                        69.77
                        70.74

Source: Bloomberg L.P.

INFORMATION ABOUT THE BASKET FUNDS
--------------------------------------------------------------------------------


THE iSHARES(R) MSCI EAFE INDEX FUND

The EAFE Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the EAFE Index. The EAFE Fund's investment objective may be changed without shareholder approval.

The EAFE Index was designed by MSCI to serve as an equity benchmark for international stock performance. The EAFE Index includes stocks from Europe, Australia (Australia and Asia) and the Far East. The EAFE Fund endeavors to concentrate its investments in a particular industry or geographic region to approximately the same extent as the EAFE Index.

The EAFE Fund is classified as "non-diversified". A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the EAFE Fund may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

COMPOSITION AND HISTORICAL PERFORMANCE OF THE EAFE FUND

As of December 13, 2006, the top ten industry sectors in which the EAFE Fund had invested, and its top ten security holdings by company, were as follows:

                         iSHARES(R) MSCI EAFE INDEX FUND

            SECTOR BREAKDOWN AS OF 12/13/06                           TOP 10 HOLDINGS AS OF 12/13/06
1   Financial ...................................  29.69%  1  BP PLC .......................................  1.78%
2   Consumer, Non-Cyclical ......................  15.92%  2  HSBC Holdings PLC ............................  1.64%
3   Industrial ..................................  11.54%  3  Toyota Motor Corp ............................  1.42%
4   Consumer, Cyclical ..........................  10.86%  4  Total SA .....................................  1.24%
5   Communications ..............................   9.11%  5  GlaxoSmithKline PLC ..........................  1.21%
6   Energy ......................................   7.27%  6  Vodafone Group PLC ...........................  1.17%
7   Basic Materials .............................   6.99%  7  Nestle SA ....................................  1.13%
8   Utilities ...................................   5.56%  8  Novartis AG ..................................  1.07%
9   Technology ..................................   2.38%  9  Royal Dutch Shell PLC ........................  1.05%
10  Diversified .................................   0.68%  10 Roche Holding AG .............................  1.00%
    Total ....................................... 100.00%

Source: Bloomberg L.P.

Since its inception, the EAFE Fund has experienced significant fluctuations in value. Any historical upward or downward trend in the value of the EAFE Fund during any period shown below is not an indication that the value of the EAFE Fund is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the EAFE Fund do not give any indication of the future performance of the EAFE Fund. UBS cannot make any assurance that the future performance of the EAFE Fund or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the EAFE Fund as of December 13, 2006 was
74.03. The actual EAFE Fund starting level will be the closing level of the EAFE Fund on the trade date.

INFORMATION ABOUT THE BASKET FUNDS
--------------------------------------------------------------------------------


The following graph sets forth the historical performance of the EAFE Fund from January 31, 2002 through December 13, 2006. As noted in the Risk Factors section above, the level of the EAFE Fund is influenced by, among other things, the expenses of the EAFE Fund, which are not reflected in the EAFE Index. The EAFE Fund's expense ratio for 2005 was 0.35%. The historical performance of the Fund is not an indication of the future performance of the Fund.

  [THE FOLLOWING DATA POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT.]

           2002         37.47
                        37.92
                        40.03
                        40.64
                        40.86
                        39.52
                        35.75
                         35.4
                        31.73
                        32.95
                         34.8
                           33
           2003         31.58
                        30.92
                         30.2
                        33.27
                        35.42
                         36.1
                        36.65
                        37.86
                           39
                        41.53
                        42.58
                        45.59
           2004         46.11
                        47.17
                         47.2
                         45.6
                        46.12
                        47.67
                        45.63
                        46.18
                        47.13
                        48.78
                        51.75
                        53.42
           2005          52.4
                        54.38
                        52.96
                         52.1
                        51.65
                        52.39
                        53.96
                        56.03
                         58.1
                        56.25
                        57.55
                        59.43
           2006         62.86
                        62.42
                        64.92
                        68.03
                        65.43
                        65.39
                        65.92
                         67.6
                        67.75
                        70.29
                        72.45
                        74.03

Source: Bloomberg L.P.

--------------------------------------------------------------------------------


Valuation of the Securities

AT MATURITY. You will receive a cash payment at maturity that is based on the Basket Return, which may be positive or negative. The Securities are fully exposed to the downside performance risk of the Basket Funds from the trade date to the final valuation date, and a negative Basket Return will reduce your cash payment at maturity. YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE BASKET DECLINES.

At maturity, we will pay you an amount in cash for each $10 principal amount of the Securities equal to the redemption amount:

                $10 + ($10 x Participation Rate x Basket Return)

The "Basket Return," which may be positive or negative, will be calculated as follows:

                      Basket Ending Level - Basket Starting Level
      Basket Return = -------------------------------------------
                                 Basket Starting Level

The "Basket Starting Level" is 100. The "Basket Ending Level" is calculated as follows:

  100 x (1 + (75% of the DJ Select Fund Return + 25% of the EAFE Fund Return))

If the Basket Return is positive, the Participation Rate will equal between 145% to 160%. If the Basket Return is negative, the Participation Rate will equal 1.

For further information concerning the calculation of the payment at maturity, see "What are the steps to calculate payment at maturity" on page S-4 and "Specific Terms of the Securities--Payment at Maturity" on page S-20.

PRIOR TO MATURITY. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that, generally, the level of each Basket Fund on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, the volatility of each Basket Fund, the market prices of the Fund Constituent Stocks, the composition of each Basket Fund, the dividend rate paid on Fund Constituent Stocks, exchange rates, interest rates, the time remaining to maturity, supply and demand for the Securities, or economic, financial, political, regulatory, judicial or other events that affect the levels of the Basket Funds, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-8 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Securities

In this section, references to "holders" mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Securities are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Securities are linked to the performance of a Basket (the "Basket"), which comprises two iShares(R) exchange traded funds (each, a "Basket Fund") weighted as follows:

         BASKET INDICES                                             WEIGHTS
         ------------------------------------------------------------------
         iShares(R) Dow Jones Select Dividend Index Fund
           (the "DJ Select Fund") ..................................    75%
         iShares(R) MSCI EAFE Index Fund
           (the "EAFE Fund") .......................................    25%

COUPON

We will not pay you interest during the term of the Securities.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of your Securities equal to the redemption amount, which is calculated on the final valuation date and based on the Basket Return.

The redemption amount will equal:

                $10 + ($10 x Participation Rate x Basket Return)

If the Basket Return is positive, the Participation Rate will equal between 1.45 and 1.60. If the Basket Return is negative, the Participation Rate will equal 1.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------


The "Basket Return," which may be positive or negative, will be calculated as follows:

                   Basket Ending Level - Basket Starting Level
                   -------------------------------------------
                              Basket Starting Level

The "Basket Starting Level" is 100.

The "Basket Ending Level" is calculated as follows:

  100 x (1 + (75% of the DJ Select Fund Return + 25% of the EAFE Fund Return)).

The "DJ Select Fund Return" is calculated based on the closing level of the DJ Select Fund on the trade date relative to the final valuation date and is calculated as follows:

              DJ Select Fund Return = DJ Select Fund Ending Level -
                                      DJ Select Fund Starting Level
                                      -----------------------------
                                      DJ Select Fund Starting Level

where the DJ Select Fund Starting Level is __ and the DJ Select Fund ending level will be the closing level of the DJ Select Fund on the final valuation date.

The "EAFE Fund Return" is calculated based on the closing level of the EAFE Fund on the trade date relative to the final valuation date and is calculated as follows:

      EAFE Fund Return = EAFE Fund Ending Level - EAFE Fund Starting Level
                         -------------------------------------------------
                                     EAFE Fund Starting Level

where the EAFE Fund Starting Level is __ and the EAFE Fund Ending Level will be the closing level of the EAFE Fund on the final valuation date.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity.

THE SECURITIES ARE FULLY EXPOSED TO ANY DECLINE OF THE BASKET. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

MATURITY DATE

The maturity date is expected to be on December __, 2011 (an investment term of 5 years), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date is expected to be on December __, 2011 (five business days before the maturity date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------


MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more Basket Funds. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Fund on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or both Basket Funds occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in any Basket Fund or in a material number of Fund Constituent Stocks in the relevant Basket Fund for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Funds or a material number of Fund Constituent Stocks in the relevant Basket Fund in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> the level of one or more of the Basket Funds is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-26.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more Basket Funds or Underlying Indices or any Fund Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to one or more Basket Funds or any Fund Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Securities in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------


DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------


If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET FUNDS; ALTERATION OF METHOD OF CALCULATION

If a Basket Fund is terminated and the Investment Adviser or any other person or entity forms a substitute fund that the calculation agent determines is comparable to the particular Basket Fund and approves as a successor fund, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor fund.

If the calculation agent determines that a Basket Fund has been terminated and that there is no successor fund on the date when the ending level of the particular Basket Fund is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Fund.

If the calculation agent determines that the Fund Constituent Stocks or the method of calculating the level of a particular Basket Fund has been changed at any time in any respect that causes the particular Basket Fund not to fairly represent the value of the particular Basket Fund had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the level of the particular Basket Fund that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to Basket Ending Level and the amount payable at maturity or otherwise relating to the levels of the Basket Fund may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------


BUSINESS DAY

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Basket Ending Level and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Securities will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more Basket Funds or Underlying Indices and/or listed and/or over-the-counter options or futures or exchange-traded funds on the Fund Constituent Stocks or one or more of the Funds or Underlying Indices prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Fund Constituent Stocks;

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the closing level of any Basket Fund or Underlying Index or the value of the Fund Constituent Stocks;

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the closing level of other similar market indices or stocks, or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Fund Constituent Stocks, listed or over-the-counter options or futures on the Fund Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Fund or other components of the equities market.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE SECURITIES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-8 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2006 (UNAUDITED)                              CHF        USD
--------------------------------------------------------------------------------
                                                                (IN MILLIONS)
Debt
  Debt issued(1) ..........................................   311,351    248,878
                                                              -------    -------
  Total Debt ..............................................   311,351    248,878
Minority Interest(2) ......................................     6,300      5,036
Shareholders' Equity ......................................    48,403     38,691
                                                              -------    -------
Total capitalization ......................................   366,054    292,604
                                                              =======    =======

---------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.
(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.79935 (the exchange rate in effect as of September 30, 2006).

--------------------------------------------------------------------------------


Supplemental U.S. Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS RELATING TO THE SECURITIES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE SECURITIES. PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE SECURITIES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE SECURITIES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

>    a dealer in securities,

> a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

>    a bank,

>    a life insurance company,

>    a tax-exempt organization,

> a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

> a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder.

You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------


TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid cash-settled forward contract with respect to the Basket and the terms of the Securities require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, subject to the discussion below regarding the possible application of the constructive ownership rules of Section 1260, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (I.E., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

POSSIBLE APPLICATION OF CONSTRUCTIVE OWNERSHIP RULES. Although not entirely clear, it is possible that the purchase and ownership of the Securities could be treated as a "constructive ownership transaction" which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your Securities would be recharacterized as ordinary income (and subject to an interest charge) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased actual interests in the Basket Funds on the date that you purchased your Securities and sold such interests in the Basket Funds on the date of the sale or maturity of the Securities (the "Excess Gain Amount"). Because the Securities will only reflect the appreciation in the value of the Basket Funds themselves and will not participate economically in any dividends that would be received by holders of interests in the Basket Funds, it is likely that the Excess Gain amount will be equal to zero, and that the application of the constructive ownership rules should accordingly not have any adverse effects to you. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax advise with respect to the possible application of the constructive ownership rules to your investment in the Securities.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------


to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the Securities are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the Securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

> payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

> the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

>    fails to provide an accurate taxpayer identification number,

> is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

> in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     > the proceeds are transferred to an account maintained by you in the United States,

     > the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

     > the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------


unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

>    a United States person,

>    a controlled foreign corporation for United States tax purposes,

> a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

>    a foreign partnership, if at any time during its tax year:

     > one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

     > such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price of up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Securities against payment for the Securities on the fifth business day following the date of the pricing of the Securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Securities initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

-------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...........................................    S-1
Risk Factors ............................................................    S-8
Information About the Basket Funds ......................................   S-14
Valuation of the Securities .............................................   S-19
Specific Terms of the Securities ........................................   S-20
Use of Proceeds and Hedging .............................................   S-26
Capitalization of UBS ...................................................   S-27
Supplemental U.S. Tax Considerations ....................................   S-28
ERISA Considerations ....................................................   S-32
Supplemental Plan of Distribution .......................................   S-33

PROSPECTUS

Introduction ............................................................      3
Cautionary Note Regarding Forward-
  Looking Information ...................................................      5
Incorporation of Information About
  UBS AG ................................................................      7
Where You Can Find More
  Information ...........................................................      7
Presentation of Financial Information ...................................      8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others .................................................      9
Capitalization of UBS ...................................................      9
UBS .....................................................................     10
Use of Proceeds .........................................................     12
Description of Debt Securities We May
  Offer .................................................................     13
Description of Warrants We May Offer ....................................     35
Legal Ownership and Book-Entry
  Issuance ..............................................................     52
Considerations Relating to Indexed
  Securities ............................................................     57
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency ............................................     60
U.S. Tax Considerations .................................................     63
Tax Considerations Under the Laws of
  Switzerland ...........................................................     74
ERISA Considerations ....................................................     76
Plan of Distribution ....................................................     77
Validity of the Securities ..............................................     80
Experts .................................................................     80


UBS AG
5-Year Performance
Securities


UBS AG $__ SECURITIES
LINKED TO A BASKET OF TWO iSHARES(R)
DUE ON OR ABOUT DECEMBER __, 2011






PROSPECTUS SUPPLEMENT


DECEMBER __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)














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UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.